EXHIBIT 11

                          GRIST MILL CO. AND SUBSIDIARY
                  EXHIBIT 11--COMPUTATION OF EARNINGS PER SHARE
                 (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)


                                     THREE MONTHS ENDED     SIX MONTHS ENDED
                                         NOVEMBER 30,          NOVEMBER 30,
                                       1995       1994       1995       1994

PRIMARY EARNINGS PER SHARE:

 NET EARNINGS APPLICABLE
    TO COMMON STOCK                   $  747     $  775     $1,955     $1,893


AVERAGE NUMBER OF COMMON
    AND COMMON EQUIVALENT
    SHARES OUTSTANDING:
AVERAGE COMMON SHARES
    OUTSTANDING                        6,695      6,578      6,683      6,646
DILUTIVE EFFECT OF STOCK
    OPTIONS                              208        279        225        205

                                       6,903      6,857      6,908      6,851


PRIMARY EARNINGS PER SHARE            $  .11     $  .11     $  .28     $  .27


FULLY DILUTED EARNINGS PER SHARE:

EARNINGS FOR FULLY DILUTED
    COMPUTATION                       $  747     $  775     $1,955     $1,893


AVERAGE NUMBER OF COMMON
    AND COMMON EQUIVALENT
    SHARES OUTSTANDING:
AVERAGE COMMON SHARES
    OUTSTANDING                        6,695      6,578      6,683      6,646
DILUTIVE EFFECT OF STOCK
    OPTIONS                              208        342        234        265

                                       6,903      6,920      6,917      6,911



FULLY DILUTED EARNINGS
    PER SHARE:                        $  .11     $  .11     $  .28     $  .27